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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 28, 2001


                              KAISER VENTURES INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      0-18858                 94-0594733
(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)



3633 E. Inland Empire Blvd., Ste. #850, Ontario California               91764
         (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (909) 483-8500


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Item 5.  Other Events.

         On November 28, 2001, Kaiser Ventures Inc. ("Kaiser Inc.") held its annual meeting of stockholders, at which time Kaiser Inc.'s stockholders approved, among other things, the conversion of Kaiser Inc. into a limited liability company through the merger of Kaiser Inc. into Kaiser Ventures LLC ("Kaiser LLC"). The conversion is expected to be effective on November 30, 2001, at which time each share of Kaiser Inc. Common Stock will be automatically converted into the right to receive $10 in cash plus one Class A Membership Unit in Kaiser LLC. Kaiser Inc. Common Stock is expected to cease trading on the NASDAQ Stock Market as of midnight on November 30, 2001. To receive the cash and Class A Units, Kaiser Inc. stockholders of record will have to submit their stock certificates and a Letter of Transmittal, appropriately completed, to ACS Securities Services, Inc., Kaiser LLC's transfer agent. Stockholders can review and download the Letter of Transmittal, related transmittal instructions and a set of frequently asked questions from Kaiser Inc.'s website "www.kaiserventures.com" beginning November 29, 2001. In addition, Kaiser Inc. will mail a Letter of Transmittal, related transmittal instructions and a set of frequently asked questions to stockholders of record as of the closing of the stock transfer books shortly after the conversion is effective.

         The information contained in this Current Report on Form 8-K is summary in nature and stockholders should review the Letter of Transmittal and related instructions for more detailed instructions on how to receive their cash and Class A Units. The press release announcing the approval of the merger by Kaiser Inc.'s stockholders is attached as Exhibit 99 to this Current Report on Form 8-K.

                                       2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         KAISER VENTURES INC.



Dated:  November 29, 2001                By:/s/ Richard E. Stoddard
                                            --------------------------------
                                         Richard E. Stoddard
                                         President and Chief Executive Officer

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                                  Exhibit Index
                                  -------------

No.     Document
---     --------

99 Press Release Announcing the Approval by the Stockholders of Kaiser Ventures Inc. of the Merger of Kaiser Ventures Inc. into Kaiser Ventures LLC.